Exhibit 15.4

Building a better
working world

Ernst & Young Associates LLP
Ground Floor
67, Institutional Area
Sector 44, Gurugram - 122 003
Haryana, India

Tel: +91124 443 4000
ey.com/en_in

July 31, 2025

Dhruv Shringi

Chief Executive Officer

Dear Dhruv:

Enclosed is a manually signed copy of our consent on the Annual Report (Form 20-F) of Yatra Online, Inc. Please retain this letter and the enclosure in your files as evidence of our authorization to include the attached consent in your registration statement filed with the Securities and Exchange Commission.

If you have any questions regarding the form or use of this report, please call me.

Very truly yours,

Subh Ghosh, Engagement Partner

Ernst & Young Associates LLP
Ground Floor
67, Institutional Area
Sector 44, Gurugram - 122 003
Haryana, India

Tel: +91124 443 4000
ey.com/en_in

Building a better working world

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the following Registration Statements of Yatra Online, Inc.:

1) Registration Statement (Form S8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock option and Incentive Plan,

2) Registration Statement (Form F3 No. 333-256442) as amended pertaining to registration of securities under the Securities Act of 1933, as amended.

of our report dated July 31, 2024, with respect to the consolidated financial statements of Yatra Online, Inc., included in the Annual Report on Form 20-F of Yatra Online, Inc. for the year ended March 31, 2025.

Ernst & Young Associates LLP

/s/ Ernst & Young Associates LLP

Gurugram, India

July 31, 2025